ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                      15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260
                                (602) 607-1010



                                PROXY STATEMENT

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held November 7, 1997

TO THE SHAREHOLDERS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), will be held at The Holiday Inn, 7353 E. Indian School Road, Scottsdale, Arizona on November 7, 1997, at 1:00 p.m., Mountain Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:


Proposal No. 1.     ELECTION OF DIRECTORS


Proposal No. 2.     CONFIRMATION OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP,
                    CERTIFIED INDEPENDENT ACCOUNTANTS, AS AUDITORS OF THE
                    COMPANY'S FINANCIAL STATEMENTS


This Annual Meeting is called as provided for by Arizona law and the Company's By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on September 10, 1997, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.


                                   CYNTHIA L. CASTELLANO
                                   SECRETARY


Scottsdale, Arizona
September 9, 1997
                  Alanco Environmental Resources Corporation
                      15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260
                                 (602)607-1010


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 7, 1997

                              GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at The Holiday Inn, 7353 E. Indian School Road, Scottsdale, Arizona, on the 7th day of November, 1997, at 1:00 p.m.,Mountain Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before October 3, 1997.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1997, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on September 10, 1997, are entitled to notice 1997, the Company had 35,346,527 shares of its Common Stock outstanding, each of and to vote at the Meeting or any adjournment thereof. On September 10, of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting.
The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted.





                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

     The following table sets forth persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Registrant.
                                                    % of Shares
  Name and Address                   Shares              Outstanding
-------------------------------   -------------     -----------------
Harbinger Capital L.P.
4365 Executive Drive, Suite 740
San Diego, CA   92121              7,455,720                21.1%

(b) The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of June 30, 1997, by individual directors and executive officers and by all directors and executive officers of the Company as a group.
                                                         % of Shares
  Name and Address                   Shares              Outstanding
-------------------------------   -------------     -------------------
Dennis Schlegel                      204,445 (1)            0.58%

Harold S. Carpenter                  728,986 (2)            2.06%

John E. Haggar                        50,000                0.14%

Charles Clay Miller                   13,000                0.04%

John Gilchrist                        80,747 (3)            0.23%

Officers and Directors as a
Group (5 individuals)              1,077,178                3.05%

(1)  Includes 153,440 shares indirect ownership
(2)  Includes 256,606 shares indirect ownership
(3)  Includes 5,747 shares indirect ownership
PROPOSAL NO. 1.     ELECTION AS DIRECTORS

The Articles presently provide for a Board of Directors of not more than nine
(9) members. The number of Directors of the Company has been fixed at five (5) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the five (5) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the five (5) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees
The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:













                                                                  Year
Name                          Age      Position               First Director
--------------------         -----      ---------------------- --------------
Harold S. Carpenter           63       Director                    1995

Dennis Schlegel               47       Director/C.E.O.             1995

Charles C. Miller             56       Director/Executive          1996
                                       Director - Environmental
                                       Technologies Group

John Gilchrist                69       Director                    1996
Edward J. Maley               54       Director/President/C.O.O.   1997


Business Experience of Nominees

Harold S. Carpenter:   Mr. Carpenter is presently the President of Superiorgas
Co. , Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an
investment company affiliated with Superiorgas Co.    Mr. Carpenter founded
these companies in 1984 and 1980, respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the Board of Directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa.
Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelors of Science and Commerce degree.

Dennis Schlegel: Mr. Schlegel was appointed to the position of C.E.O. in April, 1997. Mr. Schlegel was elected Chairman of the Board in September, 1996.
Since 1987, Mr. Schlegel has been an independent investor in small and start-up companies as well as a consultant to small and start-up business in the areas of corporate management and financing. Prior to this, Mr. Schlegel owned and operated Schlegel Investment Co., in Des Moines, Iowa, and Schlegel Ranch Company, in Ione, Washington, both of which were engaged in land development. Mr. Schlegel attended one year at Drake University until he withdrew to devote his full time to business pursuits.

Charles Clay Miller. Charles Clay Miller, an environmental engineer, has a professional background of more than 25 years of management, operations, research, design, and construction in the environmental industry, in both government and private industry, as well as first hand experience in the development and implementation of environmental standards in regulatory environments. Most recently, Mr. Miller was Director of the Escambia County, Florida, Solid Waste Department, with management of a $9 million annual budget. Mr. Miller also served as Director of the Air and Land Quality Division of the Iowa Department of Environmental Quality. During this period Iowa became the first state in the nation to obtain federal approval for its primary and secondary Air Quality State Implementation Plans according to the Clean Air Act Amendments of 1977. Mr. Miller holds B.S. Degrees in Mathematics and Mechanical Engineering, as well as a Master of Science Degree in Environmental Engineering and Planning. He has completed course work for a Ph. D. in Civil Engineering at the University of Missouri, Rolla. Mr. Miller was named to the Board in September, 1996.

John Gilchrist. John Gilchrist has been an entrepreneur and business executive for more than forty years. He holds a Business and Accounting degree from the American Institute of Business, and from 1968 until 1990, he was the owner and Chief Executive Officer of Dean Studios, Inc., a photo finishing laboratory in Des Moines, Iowa. Mr. Gilchrist developed the operations to include photo finishing innovations, and the business was expanded from one to three locations which had twenty six employees. Mr. Gilchrist has also been a successful, self-directed investor for many years. Mr. Gilchrist was nominated for election to the Company's Board of Directors in November, 1996.

Edward J. Maley. Mr. Maley joined the Company in January 1997 as Vice President of the Fry Guy division. He is currently President of Alanco and


President of the Fry Guy subsidiary. Mr. Maley was appointed to the Board of Directors in September 1997. Prior to joining the Alanco, Mr. Maley was President of the U.S. operations for Rhea Vendors, a Milan, Italy, manufacturer of Espresso/Cappuccino equipment. He was also Vice President of U.S. operations for Aqua Di Heppi, a Rome, Italy, bottler of sparkling waters. He holds a Bachelors degree in Political Science from Fairleigh Dickinson University and is a Marine Corps veteran.

Committees:  Meetings of the Board

The Company has an Compensation/Administration Committee and an Audit Committee. The Compensation/Administration Committee and the Audit Committee were formed in 1995. Messrs. Harold Carpenter and Charles Miller comprise the Compensation/Administration Committee and Messrs. Harold Carpenter and John Gilchrist are the Audit Committee. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation/Administration Committee met five times during the fiscal year ended June 30, 1997, and the Audit Committee met two times during the fiscal year ended June 30, 1997.

The Company's Board of Directors held seven meetings during the fiscal year ended June 30, 1997, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.

Compliance with Section 16(a) of Securities Exchange Act of 1934

To the Company's knowledge, during the fiscal year ended June 30, 1997, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

Family Relationships

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.


EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal year ending June 30, 1997, the compensation awarded or paid by the Company to its Chief Executive Officer and any of the executive officers of the Company whose total salary and bonus exceeded $100,000 during such year (The "Named Executive Officers"):























                                                          Long Term Compensation
                                                                 Awards
                                                         Restricted  Securities
   Name and                                                 Stock    Underlying       All Other
   Principal               Fiscal  Annual   Compensation   Awards     Options         Compen-
   Position                Year    Salary   Bonus           ($)       (#shares)       sation
----------------------   --------- --------- ------------  --------- -----------   --------------
Norman E. Meyer           1996     $ 81,250        -      $209,000   150,000            -
President, Chief          1997     $156,526        -         -           -              -
Executive Officer <F1>
Dennis Schlegel           1997     $ 10,000        -      $ 50,625   100,000           -
Chief Executive                                                      120,000 <F3>
Officer <F2>

<F1>  Mr. Meyer served as C.E.O. and President from April 1995 until April 1997.
<F2>  Mr. Schlegel was elected C.E.O. in April 1997.
<F3>  See Director Compensation Section.


     No other executive officer earned more than $100,000 during the current fiscal year.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1997, to each of the Named Executive Officers. No stock appreciation rights ("SARs") have been granted by the Company.

                            Individual Grants
                                Percent of
                   Number of    Total                                    Potential Realizable
                   Securities   Options                Mkt               Assumed Annual Rates
                   Underlying   Granted to    Exer-    Price             of Stock Price
                   Options      Employees     cise     Date              Appreciation for
                   Granted(1)   in Fiscal     Price    of       Expir    Option Term (2)
    Name               (#)      Year          ($/Sh)   Grant    Date        5%       10%       0%
----------------  -----------  ------------  -------  -------  --------- -------  --------  --------
Dennis Schlegel      100,000       100.0      $0.90   $1.406    9/10/01   89,500   136,500   50,600



(1) Options for common shares only, granted through the 1996 Directors and Officers Stock Option Plan.
(2) Calculated based on given interest rate for the five year life of the option. The column headed 0% shows the potential gain (assuming no restrictions) upon exercise of Directors and Officers Options at market price on the date of grant.


Option Grants Subsequent to Fiscal Year End

                   Number of
                   Securities
                   Underlying
                    Options    Date of      Date     Expiration       Option
    Name            Granted     Grant    Exercisable    Date          Price
----------------  ----------- ---------- ----------- -----------   -----------
Wang Yee Lin        40,000     7/16/97    7/16/97     7/16/2002       .875
Edward Maley        40,000     7/16/97    7/16/97     7/16/2002       .875
Charles Miller      40,000     7/16/97    7/16/97     7/16/2002       .875
Charles Miller      40,000     8/27/97    9/01/98     8/27/2002       .672
Dennis Schlegel     50,000     8/27/97    9/01/97     8/27/2002       .672
Dennis Schlegel     70,000     8/27/97    9/01/98     8/27/2002       .672












Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
Option/Values

The following table sets forth the number and value of the unexercised options held by each of the Named Executive Officers at June 30, 1997. None of the Named Executive Officers who hold unexercised options exercised options in the fiscal year ended June 30, 1997.

                                                                 Value of
                                                  Number of      Unexercised
                                                  Unexercised    In-the-Money
                                                  Options at     Options at
                    Shares Acquired  Value        FY-End (#)     FY-End ($)
Name                On Exercise (#)  Realized ($) Exercisable    Exercisable
------------------- ---------------  ------------ ------------  --------------
Dennis Schlegel          0               0         100,000        0
Norman Meyer             0               0          50,000 <F1>   0
John Haggar              0               0          50,000        0
Cynthia Castellano       0               0           7,500        0

<F1> Option expired subsequent to year end


Employment Agreements and Executive Compensation
Dennis Schlegel, Chief Executive Officer, has a two year employment agreement with the Company whereby he receives during the first year, $6,250 per month in regular compensation and options to purchase 50,000 shares of the Company stock at $0.672 per share, and during the second year, a minimum of $10,000 per month in regular compensation and options to purchase 70,000 shares of the Company stock at $0.672 per share. Mr. Schlegel's employment agreement with the Company expires August 31, 1999.

Mr. Maley, the Company's President and Chief Operating Officer, is currently serving with no employment contract at a rate of $8,000 per month in regular compensation and has options to purchase 40,000 shares of the Company stock at $0.875 per share.

Mr. Haggar, the Company's Chief Financial Officer and Vice President, receives $8,000 per month in regular compensation under the terms of an employment agreement valid through April 24, 1998.

On August 27, 1997, the Board of Directors approved a two year employment contract for Charles Miller in which Mr. Miller was awarded another option to purchase an additional 40,000 shares of stock pursuant to the Company's 1996 Directors and Officers Stock Option Plan at an exercise price of $0.672 per share exercisable at the beginning of the second year of the employment contract.

Incentive Stock Option Plan

On December 16, 1995, the Shareholders approved the Company's 1995 Incentive Stock Option Plan (the Plan). The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Options granted are "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. The Plan is administered by an Administrative Committee whom shall serve a one year term. The Administrative Committee is composed of the Board's Compensation/Administration Committee.
The current members of the Compensation Committee are Charles Miller and Harold Carpenter. The Plan was approved by the Board of Directors on September 28, 1995, approved by the Shareholders on December 16, 1995, and shall terminate on September 28, 2005.


















Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 1,000,000 shares to Key Employees. The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of directors upon the recommendation of the Administrative Committee. The issuance of options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise. All Key Employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Options. A Key Employee is defined in the Plan as a Company employee who in the judgement of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan.

Compensation of Directors

Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings. In addition, all Directors not otherwise employed or compensated by the Company are entitled to receive up to January 1997, $500, or beginning in February 1997, $750, per meeting per day up to a maximum of $1,500, or $250 per telephonic meeting, in cash, in common stock at the market price per share, or in health insurance benefits. Pursuant to these directors fees, no shares of common stock were issued. In addition, on September 10, 1996, Harold Carpenter and Dennis Schlegel were awarded options to acquire 100,000 shares each of stock pursuant to the Company's 1996 Directors and Officers Stock Option Plan at an exercise price of $0.90 per share. At the April 1997 Board of Directors meeting, the Board accelerated the vesting of Norman E. Meyer's previously reported option of 100,000 shares of stock issued pursuant to the 1995 Directors and Officers Stock Option Plan. Also, on July 16, 1997, Wang Yee Lin, Charles Miller and Edward Maley were awarded options to acquire 40,000 shares each of stock pursuant to the Company's 1996 Directors and Officers Stock Option Plan at an exercise price of $0.875 per share.

On August 27, 1997, the Board of Directors approved a two year employment contract for Charles Miller in which he was awarded another option to purchase an additional 40,000 shares of stock pursuant to the Company's 1996 Directors and Officers Stock Option Plan at an exercise price of $0.672 per share exercisable at the beginning of the second year of the employment contract. Under a two year employment agreement approved by the Board of Directors on August 27, 1997, Dennis Schlegel was awarded an option to purchase 50,000 shares of stock pursuant to the Company's 1996 Directors and Officers Stock Option Plan at an exercise price of $0.672 per share exercisable at the start of contract. The Board of Directors also separately authorized Dennis Schlegel another option to purchase 70,000 shares of stock (exclusive of the Company's 1996 Directors and Officers Stock Option Plan) at an exercise price of $0.672 per share exercisable at the beginning of the second year of his employment contract.

Other Arrangements

There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.

Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.





Transactions with Management

During the fiscal year ended June 30, 1997, the Company entered into the following transactions with entities in which certain of the Company's officers and directors may have a direct or indirect interest.

In January, 1997, the Board of Directors approved the conversion of 26 shares of the Company's Series I Preferred Stock held by Kamco Holdings Inc., into 345,866 shares of the Company's Common Stock. These shares were originally issued in 1995 to K. D. International, S.A., as part of the acquisition price paid for Unique Systems, Inc. d/b/a National Affiliated Adjustment Company, and later acquired by Katherine Meyer in an unrelated transaction. Mrs. Meyer is the wife of the Company's former C.E.O. and President, Norman E. Meyer, and a shareholder of Kamco Holdings Inc.


PROPOSAL NO. 2:     CONFIRMATION OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS AUDITORS OF
                    THE COMPANY'S FINANCIAL STATEMENT.

The Board of Directors recommends that the shareholders of the Company vote for the confirmation of Singer, Lewak, Greenbaum & Goldstein LLP, Certified Independent Accountants, as independent auditors to examine the financial statements of the Company for the fiscal year ending June 30, 1998. This firm served as independent auditor of the Company for the fiscal years ended June 30, 1997 and 1996. A representative of Singer, Lewak, Greenbaum & Goldstein, will be at the annual meeting, will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting. A favorable vote of a majority of those shares voting, in person or by proxy, is required for confirmation of the selection of the independent auditors.

On April 16, 1996, Billie J. Allred, the Company's Certifying Accountant for the fiscal years ended June 30, 1995 and 1994, declined to stand for re-election as auditor. Singer Lewak Greenbaum & Goldstein LLP, Certified Public Accountants, were engaged to serve as the Company's new auditors. The selection of Singer Lewak Greenbaum & Goldstein LLP, was approved by the Audit Committee of the Company's Board of Directors.

Mr. Allred's report on the financial statements for the fiscal years ended June 30, 1995 and 1994 contained a qualification based upon the Company's ability to continue as a going concern. Except for this qualification, Mr. Allred's reports have not contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Nor has there been any disagreement with Mr. Allred on any matter of principles or practices, financial statement disclosure or auditing scope or procedure.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors must be received at the offices of the Company, 15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260, no later than July 31, 1998.


                              CYNTHIA L. CASTELLANO
                              SECRETARY

Scottsdale, Arizona
September 9, 1997













  Proxy Solicited by The Board of Directors of Alanco Environmental Resources
                                 Corporation

The undersigned appoints Dennis Schlegel (and Edward Maley, if Mr. Schlegel is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of Alanco Environmental Resources Corporation, an Arizona corporation, at the Annual Meeting of Shareholders to be held at the Holiday Inn, 7353 E. Indian School Road, Scottsdale, Arizona, at 1:00 pm. Mountain Standard Time, on November 7, 1997, and any and all adjournments thereof, for the following purposes:

A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S
NAME(S).   FOR EXAMPLE A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF
5,000 VOTES (# OF SHARES X 5 DIRECTORS) FOR ALL, ONE OR A SELECT NUMBER OF CANDIDATES.]

PROPOSAL NO. 1 ELECTION TO THE  BOARD OF DIRECTORS

     ___  FOR  Management nominees listed below equally among all the nominees
               OR VOTED AS FOLLOWS:

     Harold S. Carpenter :    ___Shares      John Gilchrist:     ___Shares
     Edward Maley:            ___Shares      Charles Miller:     ___Shares
     Dennis Schlegel:         ___Shares

     ___  AGAINST Management's nominees for the Board of Directors,

MANAGEMENT INTENDS TO VOTE SHARES FOR ALL OF THE FIVE (5) NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED IN THIS PROXY. IF AT THE TIME OF THE MEETING, ANY OF THE NOMINEES SHOULD BE UNABLE TO SERVE, THE DISCRETIONARY AUTHORITY PROVIDED IN THE PROXY WILL BE EXERCISED TO CUMULATIVELY VOTE FOR THE REMAINING NOMINEES, OR FOR A SUBSTITUTE NOMINEE OR NOMINEES, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

 PROPOSAL NO. 2.    CONFIRMATION OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP,
                    AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  ___ FOR confirmation of Singer, Lewak, Greenbaum & Goldstein LLP, as the Company's Independent Certified Public Accountants.

  ___ AGAINST confirmation of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's Independent Certified Public Accountants.

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE IN FOR THE PROPOSAL.
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.
Dated:                             , 199
      -----------------------------     --     ------------------------------

                                               ------------------------------


Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO ENVIRONMENTAL RESOURCES CORPORATION, C/O AMERICAN SECURITIES TRANSFER, INC., 938 QUAIL STREET, SUITE 101, LAKEWOOD, CO 80215-5513. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION


October 1997


TO OUR SHAREHOLDERS:

     We are pleased to report to you the remarkable revenue growth Alanco Environmental Resources Corporation has produced this fiscal year. This 87 percent increase in net sales demonstrates that the 1997-98 fiscal year we are now entering is the beginning of a new era for your company.

     The Board and Management team has prepared for this new era by completing the task of closing down non-performing assets and reducing valuations of other assets in accordance with sound accounting practices.

     We are quite pleased with the growth prospects of Alanco Environmental Manufacturing Incorporated. Mr. Ron Krebs is an outstanding manager who has carefully positioned AEMI for continued growth. Among the promising developments at AEMI is the company's new E-86 cartridge dust control filter, for which a patent is pending. We believe this product anticipates new, more stringent environmental standards and will contribute to our growth.

     While Fry Guy Inc. revenue is growing quickly, we have really only begun. Mr. Ed Maley is expanding our sales and installation force to meet additional demand for the Fry Guy food services program. We are pleased to have added a motion picture theater chain to the program, just one of the many market opportunities we are addressing. Our relationship with Wal-Mart is excellent and promises continued growth. In the independent marketplace, Salubre Foods International continues to add new distributors on a weekly basis, each one of which is placing the innovative Fry Guy food services program with individual retail outlets.

     Alanco's Charged Dry Sorbent Injection industrial clean air technology, under the direction of Mr. Charles Miller, is progressing nicely. Mr. Miller has been able to improve the electronics, components, and effectiveness of this technology, and develop a new production model. This has enabled us to focus on the United States and South American markets, in addition to China. The recent sale of eight C.D.S.I systems to one of China's largest companies has boosted our international visibility. We have received the initial deposit on this project and begin installation this fall.

     As we move into this very promising new fiscal year, we will continue to focus on improving the value of shareholder investment. Although the share price has not been reflective of Alanco's actual accomplishment, growing
revenue, and underlying value, we are committed to addressing that issue.   We
intend to make Alanco better known this year and generate positive earnings that will justify your confidence and support.

Sincerely,



Dennis Schlegel
Chairman and
Chief Executive Officer